Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Spirit AeroSystems Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Saint Louis, Missouri
April 23, 2008